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                                                                  EXHITBIT 10.01
                            BELLWETHER PARTNERS LLC

                             AMENDED AND RESTATED
                      CUSTOMER FOREIGN EXCHANGE AGREEMENT



          In consideration of the agreement of BELLWETHER PARTNERS LLC ("BPL") to act as intermediary for and/or principal with the undersigned customer (the "CUSTOMER") in the purchase and/or sale of foreign exchange spot and forward contracts ("forex contracts") in the interbank market, CUSTOMER hereby agrees, with respect to all forex contracts that the CUSTOMER now has, or at any future time may have, with BPL, its successors or assigns, as follows:

          1.  Prior Agreement.  This Agreement supersedes in its entirety the
              ---------------
Customer Foreign Exchange Agreement previously entered into between BPL and CUSTOMER.

          2.  Relationship Between the Parties.  (a) BPL, on behalf of CUSTOMER,
              --------------------------------
shall act as intermediary in executing CUSTOMER's orders for forex contracts in the interbank foreign currency market. BPL, as principal, shall enter into forex contracts with CUSTOMER, from time to time, upon such terms and conditions as are agreed upon by BPL and CUSTOMER. Notwithstanding any other provision of this Agreement, the parties hereto agree that BPL shall not be obligated to enter into any forex contract as intermediary for, and/or principal with, CUSTOMER. BPL may also act as intermediary for, and principal to, CUSTOMER in the purchase and sale of other commodity interests (including, without limitation, precious metals), from time to time, upon such terms and conditions as are agreed upon by BPL and CUSTOMER.

          (b) BPL may also act as an intermediary, in an agency capacity, for CUSTOMER in connection with over-the-counter currency option transactions and currency transactions required to settle CUSTOMER=S transactions in non-United States dollar markets. Unless
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otherwise agreed by CUSTOMER, BPL will not charge a fee for acting as intermediary in connection with the transactions described in this paragraph
(b).

          (c) Any actions taken by BPL under this Agreement may be taken directly by BPL or through duly authorized arrangers acting on its behalf.

          3. Back-to-Back Forex Contracts. BPL shall enter into back-to-back purchase and sale and sale and purchase forex contracts with respect to every forex contract effected as intermediary for and principal to CUSTOMER. BPL shall enter into such back-to-back forex contracts with one or more recognized participants in the interbank market. CUSTOMER understands that the prices at which forex contracts are purchased or sold for it by BPL may reflect a mark-up or spread charged by BPL.

          4.  Collateral.  CUSTOMER shall promptly upon demand deposit
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collateral in an account designated by BPL in such amounts and in such form as
BPL in its absolute discretion may require from time to time (the "Collateral"); provided, however, that BPL shall not require as Collateral at any time a sum exceeding twenty percent (20%) of CUSTOMER's net assets as the same shall be reported to BPL.

          5.  Use of Collateral.  CUSTOMER hereby grants to BPL the right to
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borrow, pledge, repledge, hypothecate, rehypothecate, loan, use, encumber, or invest any of the Collateral without notice to CUSTOMER, and without any obligation to pay or account to CUSTOMER for any interest, income or benefit that may be derived therefrom, except as provided in paragraph 6 of this Agreement.

          6.  Interest.  BPL shall pay interest on a monthly basis to CUSTOMER
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on any cash Collateral based upon the monthly average of the weekly 90-day
United States Treasury bill rate. Upon request, BPL shall furnish to CUSTOMER such information as is necessary for CUSTOMER to verify all calculations.

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          7.  Indemnification.  CUSTOMER will indemnify and hold BPL, its
              ---------------
principals, officers, employees, agents and affiliates and any duly authorized arranger acting on its behalf harmless from, and will pay BPL promptly upon demand, any and all claims, damages, losses, costs, expenses, indebtedness and other liabilities, including debit balances, arising from or relating to the purchase and/or sale of forex contracts by BPL as intermediary for and principal to CUSTOMER, other than as a result of BPL's gross negligence, willful misconduct, or bad faith. CUSTOMER hereby ratifies and confirms any and all transactions involving forex contracts heretofore made by BPL (or authorized arrangers as contemplated by paragraph 2(c) of this Agreement) on CUSTOMER=S behalf.

          8.  Default.  In the event that CUSTOMER: (a) fails for any reason
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whatsoever to perform its obligations under this Agreement, any forex contract, or any other agreement between the parties; or (b) files a petition to take advantage of any bankruptcy, reorganization, moratorium, insolvency or similar law of any relevant jurisdiction or makes or proposes to make any arrangement or composition for the benefit of any of its creditors; or (c) is the subject of any order, judgment or decree entered by any court or issued by any governmental entity providing for the winding up, reorganization, or liquidation or the appointment of a liquidator, trustee or receiver of such party or a substantial part of its business or assets; or (d) is unable to pay its debts as they fall due; or (e) breaches any representation or warranty made by it herein; or (f) is unable to provide adequate assurance of its ability to perform its obligations under this Agreement following written request therefor; then, in any such event: (i) BPL shall have the right, without notice to CUSTOMER, to liquidate and close out any or all of CUSTOMER's then outstanding forex contracts and the amount of CUSTOMER's net loss (if any) resulting therefrom, as determined by BPL, shall be immediately due and payable by CUSTOMER; (ii) BPL shall be entitled to set-off any obligation of CUSTOMER to make payments to BPL in connection with any forex contract, against any obligations of BPL to make payments to CUSTOMER in connection with any forex contract; (iii) CUSTOMER shall promptly pay, in settlement and satisfaction of its obligations in connection with then outstanding forex contracts,

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the net amount (if any) by which CUSTOMER's obligations to make payments hereunder exceed BPL's obligations after giving effect to the set-off under clause (ii) above; (iv) CUSTOMER shall be liable to BPL for all losses, costs and expenses (including without limitation the loss of its bargain and the loss of its protection against future risks determined at their net present value as of the date of the event of default) that BPL may incur or suffer as a result of the occurrence of any event of default or the exercise of any remedies hereunder, and a written statement specifying in reasonable detail such losses, costs and expenses shall be conclusive as to the amount thereof absent manifest error; (v) BPL shall be relieved from such of its obligations as shall exist after giving effect to the set-off under clause (ii) above until such time as CUSTOMER shall have complied with its obligations under clauses (iii) and (iv) above; (vi) BPL may charge, set-off and otherwise apply any or all of the Collateral held by or for BPL hereunder against any payment obligations of CUSTOMER arising in connection with any forex contract entered into pursuant to this Agreement, and in connection with the exercise of the foregoing rights, BPL may sell, in any commercially reasonable manner, any of the non-cash Collateral held by or for it hereunder; and (vii) without limiting any rights which it may have under this paragraph or otherwise, BPL may set-off amounts that CUSTOMER owes to it (whether under this Agreement or otherwise and whether or not then due) against amounts which it owes to CUSTOMER (whether under this Agreement or otherwise and whether or not then due).

     BPL's rights, powers and remedies hereunder are cumulative and not exclusive of any other rights, powers or remedies BPL may have at law or in equity.

          9.  Intent.  In respect of this Agreement and each transaction entered
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into from time to time hereunder, each party acknowledges and confirms that:

               (i) BPL's right to cancel and liquidate forex contracts and exercise any other remedies upon the occurrence of an event of default under paragraph 8 constitutes a "contractual right" to liquidate as described in Section 556 of the U.S. Bankruptcy Code;

               (ii) Each forex transaction is a "forward contract" and BPL is a "forward contract merchant," as those terms are defined in the U.S. Bankruptcy Code;

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                    Bankruptcy Code;

              (iii) All Collateral shall constitute "margin payments," as that term is defined in the U.S. Bankruptcy Code; and

               (iv) All payments, deliveries, and other transfers in
                    connection with this Agreement and the transactions hereunder constitute "settlement payments" as that term is defined in the U.S.


          10.  Commissions.  CUSTOMER hereby agrees to pay BPL a roundturn
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commission of $9.00 per IMM contract equivalent for the purchase or sale of any forex contract and the offsetting sale or purchase, or such other amount as the parties hereto may mutually agree upon from time to time.

          11.  Enforceability.  BPL shall endeavor to fill all orders for forex
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contracts received from CUSTOMER unless and until written notice of cancellation is received by BPL, provided that, such cancellation shall not affect any forex contract entered into prior to actual receipt of cancellation.

          12.  Representations and Warranties.  CUSTOMER hereby represents and
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warrants continually throughout the term of this Agreement that: (a) it is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and it is authorized to enter into this Agreement and perform all its obligations hereunder; (b) this Agreement is binding on CUSTOMER and enforceable against CUSTOMER in accordance with its terms; (c) it will engage in transactions hereunder solely as principal for its own account;
(d) any person executing this Agreement and entering into transactions hereunder on its behalf has been duly authorized by it to do so; (e) CUSTOMER is fully familiar with the speculative nature of forex contracts, that their high degree of risk makes them suitable only for those that can sustain substantial losses and that CUSTOMER is sophisticated in their purchase and sale; and (f) CUSTOMER is willing and able, financially and otherwise, to assume the risks of trading forex contracts with and through BPL and to bear whatever financial losses might occur as a result thereof.

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          13.  Payment. All amounts payable under this Agreement or any
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transaction hereunder shall be made in U.S. dollars, when due, by wire transfer of immediately available funds to the bank account designated by the party receiving payment. If payment is due to be made by each of the parties on the same date, such payments shall be netted so that if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, the obligation of the party whose aggregate total is less than the other party shall be discharged from its obligation to make payment and the party obligated to make payment of the larger aggregate total shall satisfy its obligation by paying to the first party the difference between the aggregate totals. Any amount not paid when due shall bear interest thereon from the date originally due until paid in full at a rate based upon then prevailing interest rates for overnight deposits as determined in good faith by the party to whom payment is due (which amount shall be sufficient to place such party in the same position as if such payment had been timely made).

          14.  Confirmations; Reports.  Each transaction entered into hereunder
               ----------------------
shall be promptly confirmed in writing by a confirmation ("Confirmation") sent by BPL to the CUSTOMER by telex, facsimile, electronic transmittal or other similar means. Unless the CUSTOMER objects to the terms contained in any Confirmation within one business day following receipt of such Confirmation, the terms of such Confirmation shall be deemed to be correct and binding on the parties thereto, absent manifest error or the sending by BPL of a corrected Confirmation prior to the expiration of the aforementioned time period.

          BPL will use its best efforts to provide CUSTOMER promptly with daily and monthly account statements detailing realized and unrealized profits and losses, equity balances, and information with respect to Collateral on deposit with BPL. In addition, BPL will annually furnish CUSTOMER with its audited financial statements and an auditor's opinion relating thereto as of the close of the prior year.

          15.  Master Agreement.  Each transaction between BPL and CUSTOMER
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shall

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be governed by the provisions of this Agreement in effect on the date of such transaction, as it may be amended from time to time, and the terms and conditions set forth in the relevant Confirmation. Each Confirmation constitutes a supplement to and forms part of this Agreement and shall be read and construed as one with this Agreement, so that this Agreement and all Confirmations constitute a single agreement between BPL and CUSTOMER. In the event of any inconsistency between a Confirmation and this Agreement, this Agreement shall prevail. This Agreement and all Confirmations form a single agreement between BPL and CUSTOMER, it being understood that neither party would otherwise enter into any transaction hereunder.

          16.  Liability.  BPL shall not be liable for any loss, damage, or
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other consequence with respect to this Agreement or any forex contract entered into or sought hereunder, which is caused by circumstances beyond the control of BPL, including, but not limited to, losses, damages or consequences arising from nationalization, expropriation, currency restrictions or other governmental controls, acts of war or terrorism, civil commotion, insurrection, revolution, nuclear event, or acts of God.

          17.  Recording.  The parties hereto agree that each may electronically
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record telephonic conversations between them and that any such tape recordings between the persons who enter into any forex contract or any transaction under this Agreement may be submitted in evidence to any court or in any legal proceeding, including arbitration proceedings, relating thereto.

          18.  Authority.  Each party hereto may rely on instructions given
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orally or in writing by any person having actual or apparent authority to act on behalf of the other party.

          19.  Effectiveness.  This Agreement shall become effective only after
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it shall have been signed by both parties.  This Agreement is a continuing one and shall remain in full force and effect until terminated by written notice of either party to the other party.

          20.  Notices.  All notices to either party shall be in writing to the
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address shown

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herein. Either party from time to time may designate in writing any other address to which notices, bills and communications to such party may be sent.

          21.  No Assignment.  Neither party hereto may assign its rights or
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delegate its obligations under this Agreement or any interest herein without the prior express written consent of the other party.

          22.  Entire Agreement.  This Agreement constitutes the entire
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agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties, unless it is in writing and signed by both parties.

          23.  Amendments; Waivers.  No provision of this Agreement may be
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amended or waived, unless such amendment or waiver is in writing and signed by the parties. No amendment or waiver of any provision of this Agreement may be implied from any course of dealing between the parties or from the failure of either party to assert its rights under this Agreement on any occasion or series of occasions.

          24.  Severability.  If any provision of this Agreement is, or at any
               ------------
time shall become, inconsistent with any present or future law, rule, regulation, or ruling of any jurisdiction, court, or regulatory body, exchange or board having jurisdiction, such provision shall be deemed rescinded or modified to conform to such law, rule, regulation, or ruling and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

          25.  Governing Law.  This Agreement shall be deemed to have been made
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under, and shall be governed by and construed and enforced in accordance with, the substantive law of the State of New York, U.S.A. (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

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          26.  Disputes.  Any dispute involving monetary damages between the
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parties shall be resolved in New York City, U.S.A., by arbitration before the
American Arbitration Association.

          27.  Non-Exclusive Agreement.  The terms and conditions of this
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Agreement, including those relating to commissions, markups or spreads, interest, and Collateral requirements,v.c. have been individually agreed upon by BPL and CUSTOMER. CUSTOMER acknowledges and agrees that BPL shall be free to render services of the nature to be rendered to CUSTOMER hereunder to other persons or entities on terms which vary in one or more respects from those set forth herein.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the
26th day of March, 1997


                             BELLWETHER PARTNERS LLC
                             600 Steamboat Road
                             Greenwich, CT 06830


                             By:  ____________________________
                                  Name:  Mark Pickard
                                  Title:  Vice President

                             CUSTOMER:

                             TUDOR FUND FOR EMPLOYEES L.P.
                             c/o Tudor Investment Corporation
                             600 Steamboat Road
                             Greenwich, CT 06830

                             By:  Second Management LLC,
                                  General Partner

                             By:   ____________________________
                                   Name:
                                   Title:

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